To: **Bank Leumi le-Israel B.M**
Branch: ________________

Date:
Customer No.:

General Terms for Opening and Operating an Account for Receiving Credits in Foreign Currency - and in Israeli Currency (Unlinked - Index-Linked -Linked to Foreign Currency)

The undersigned:

Name ____________________ Address ____________________ I.D./Registration* No
Name ____________________ Address ____________________ I.D./Registration* No
Name ____________________ Address I.D./Registration* No

(hereinafter: "the Customers") whose common address for the purpose of these Terms of Operation of Account and for the service of legal proceedings in Israel is:

c/o Mr./Mrs.____________________, Street ____________No. _____ City Zip Code

are interested in Bank Leumi le-Israel B.M. (hereinafter: "the Bank") opening for the Customers an account/accounts so that the Customers shall receive in such account/accounts, from time to time, as the Bank may deem fit, loans, credits or credit facilities in foreign currency and in Israeli currency unlinked/in Israeli currency linked to the Consumer Price Index/in Israeli currency linked to foreign currency (each such account being hereinafter called - "the Account"; each loan, credit or credit facility so received by the Customers being hereinafter called "the Credit" and the currency in which such Credit being or hereafter being granted being called - "the currency of the Credit"), this being in, for, on and at such amounts, periods, repayment dates, interest rates and on such conditions (if any) as shall be specified in a written request/requests to be lodged by the Customers with the Bank (each such request being hereinafter called - "the Request to Receive the Credit"), and the Customers agree that whenever the Bank agrees to grant them a Credit in the Account, the Account shall be operated according to the terms hereinafter mentioned, depending on the type of the relevant Credit.

1. Manner and Date of Advancing the Credit

If the Bank agrees to advance the Customers the Credit, the Customers request the Bank to transfer the amount of the Credit to the credit of the Account whose number is mentioned in the Request to Receive the Credit. The date of advancing the Credit shall be that on which the Account is credited with such Credit. The Bank shall not be obliged to grant or renew any Credit to the Customers.

2. Mode of Repayment

(a) The Credit, interest in respect thereof, linkage differentials linked to the Index, linkage differentials linked to foreign currency, commissions and bank expenses shall be discharged to the Bank on the dates specified herein and/or in the Request to Receive the Credit;

The Customers shall not be entitled to discharge the foregoing amounts prior to the date of repayment thereof unless the Bank has agreed thereto in advance in writing. Where the Bank has so agreed to a prepayment, the same shall be carried out subject to the conditions prescribed by the Bank, including payment of a prepayment commission, as determined by the Bank.

(b) All amounts credited to the Account, shall be applied, firstly, in payment of the Bank's expenses, secondly in payment of commissions, thirdly in payment of the interest and linkage differentials as linked to the Index and/or to foreign currency and the compensation mentioned in Clause 15 hereof and, finally, in the repayment of the principal of the Credit, or according to such other order as the Bank shall select.

(c) The Customers undertake to discharge to the Bank any amount on account of the Credit, the interest and the linkage differentials linked

* In the case of a company, society or partnership, delete the word "I.D." and insert the Registration No

to the Index or to foreign currency in respect thereof, in the branch in which the Customers received the Credit.

Section A

Special Terms Applicable to a Credit in NIS Unlinked

3. Business Day

In the event the first debit date in respect of the principal or interest shall occur on the last day of a calendar month, or on a day having no corresponding day in any of the relevant months thereafter, then each debit date thereafter shall occur on the last day of the relevant month according to that specified in the Request to Receive the Credit.

In the event that any payment date hereunder and/or under the Request to Receive the Credit (hereinafter: "Debit Date") shall occur on a date not being a business day - such date shall be postponed to the first business day thereafter.

4. Calculation of Interest

The unpaid balance of each Credit shall bear interest in respect of the period commencing on the date on which the Credit was advanced to the Customers until the date of actual payment thereof to the Bank, which shall be calculated according to the number of days actually elapsed, divided by 365, or by 360 if it is agreed that the principal and the interest shall be calculated according to the Spitzer method. The rate of interest shall be that specified in the Request to Receive the Credit. The interest shall be paid to the Bank on the dates determined in the Request to Receive the Credit (each such interest payment date being hereinafter called an "interest payment date").

The first payment of interest shall be made in respect of the period commencing on the date on which each Credit was advanced to the Customers until the immediately succeeding interest payment date following the date of the advance of the Credit (inclusive). On each subsequent interest payment date, the interest shall be paid in respect of the period which has elapsed from the interest payment date preceding the payment of such interest until such interest payment date (inclusive).

5. Interest on Arrears

Every amount due or becoming due to the Bank hereunder or under the Request to Receive a Credit, remaining unpaid by the Customers on the date which has been or shall be prescribed for the payment thereof hereunder or in the Request to Receive the Credit, or remaining unpaid according to the Bank's first demand under Clauses 22 or 34 hereof, shall, in respect of the period from the date on which the Customers were to have paid the same until the date of actual payment thereof, bear interest (calculated as provided by Clause 4 above) at the following rate:-

(a) Interest on arrears at the maximum legal rate existing from time to time, with respect to credits of the type advanced to the Customers: or, at the option of the Bank:-

(b) Interest at the Maximum Rate.
For the avoidance of doubt it is hereby expressed that the Bank's right to such interest as well as the actual collection thereof, shall not derogate from the Bank's right to take (or continue taking) any steps for the collection of any sum unpaid to it by the Customers on its due date or on the Bank's demand as aforesaid.

Section B

Special Terms Applicable to a Credit in NIS linked to the Index

6. Business Day

The provisions of Clause 3 above shall also apply in respect of a Credit in NIS linked to the Index, provided that if the Debit Date occurs on a day not being a business day and which is the last day of a calendar month, then such date shall be brought forward to the last day of such calendar month which is a business day.

All references in Clause 3 or in this sub-clause to the Debit Date, shall also apply to the "Operative Date" in the event that such expression is mentioned in the Request to Receive the Credit.

7. Calculation of Interest

The provisions of Clause 4 above shall also apply to a Credit in NIS linked to the Index.

8. Interest on Arrears

The provisions of Clause 5 above shall also apply to a Credit in NIS linked to the Index, except that the interest rate shall be as follows:-

(1) Interest on arrears at the maximum legal rate existing from time to time, with respect to loans linked to a specific value ;
or, at the option of the Bank:

(2) Interest at the Maximum Rate; and in such case the amount mentioned shall not bear linkage differentials for the period during which such interest rate shall apply.

9. Linkage Terms

The payments of principal and interest of each Credit, mentioned in Clauses 2, 7 and 8 (1) above shall be linked to the Index and the Customers undertake to pay the Bank, in lieu of the amounts prescribed in Clauses 2, 7 and 8 (1), amounts calculated according to the linkage terms set out in this clause.

(a) In this document, the expression "Index" means - the Index known as the Consumer Price Index (Cost of Living Index) including

fruit and vegetables and published by the Central Bureau of Statistics, including such Index even if published by any body or other official institution, and also including every official Index in substitution therefor, whether based on the same data on which the existing Index is based or not. If such Index be substituted by another Index published by any such body or institution and such body or institution has not prescribed the relationship between the former and the substitute Index, such relationship shall be prescribed by the Central Bureau of Statistics and, in the event such relationship has not been so prescribed, the Bank shall determine the relationship between such Index and the substitute Index in consultation with economic experts selected by it.

"The New Index" means - the Index last published prior to the date on which the relevant payment of the principal or interest occurs.

"The Base Index" means - the Index last published prior to the grant of the Credit or any part thereof, with respect to such part of the Credit.

(b) (1) If, on the payment date of any installment of principal or interest, the New Index is higher than the Base Index, the Customers shall pay such installment to the Bank increased relatively to the degree of increase of the New Index as against the Base Index. However, if the New Index is equal to or lower than the Base Index, the Customers shall discharge such installment to or to the order of the Bank according to the Customers' original payment liability disregarding the provisions of this clause.

(2) In addition to that provided in sub-paragraph (1) above, if the Customers delay payment of any installment of principal or interest, the Customers shall pay such installment increased in proportion to the measure of increase of the New Index as against the Base Index or to the measure of increase of the Index last published prior to the date of actual payment as against the Base Index, whichever is the greater. The provisions of this sub-paragraph do not detract from any other provision herein contained pertaining to arrears in the discharge of payments.

(c) Notwithstanding the definition of "the New Index" contained in sub-paragraph (a), in the event no Index (hereinafter: "the Missing Index") is published in respect of any month/months and, following the date on which it was to have been published, a payment date of any installment of principal or interest occurs, the Customers shall pay such installment increased provisionally on the basis of the Index last published prior to such date. If it transpires that the Missing Index published following such payment date is higher than the Index serving as a provisional basis for making such installment, the Customers shall pay the differentials together with linkage differentials thereon and interest at a rate equal to the rate of the interest on the Credit as detailed in the Request to Receive the Credit, on the next payment date of the principal or interest or, at the Bank's option, seven (7) days after the date of publication of the Missing Index.

(d) In this document the expression - "linkage differentials" or "differentials linked to the Index" means - the amounts becoming due to the Bank according to the linkage terms set out in this clause exceeding the amounts of principal or interest due or becoming due to the Bank in respect of each Credit.

<u>Section C</u>

<u>Special Terms Applicable to a Credit linked to Foreign Currency</u>

10. <u>Conversion of Israeli Currency to Foreign Currency</u>

(a) The Bank shall be entitled, at any time, at its absolute discretion, to convert a Credit advanced in Israeli currency linked to foreign currency, into a Credit in foreign currency and continue to reconvert the Credit so converted, into Israeli currency, by advancing a Credit in foreign currency or in Israeli currency, according to the circumstances, in such amount as shall be required to cover all the amounts due at such time on account of the relevant Credit the proceeds of which shall be transferred to the credit of the account of the Credit existing at such time.

In any event, the conversion of the Credit shall be effected according to the new relevant foreign exchange rate mentioned in Clause 16(b) and (c) hereof, provided that if, on the date any conversion is made, the new foreign currency rate shall be equal to or lower than the base foreign currency rate as defined in Clause 16(b) hereof, the conversion of the Credit shall be effected in accordance with the base foreign currency rate.

(b) The Customers hereby agree that the Bank shall open accounts in Israeli currency and in foreign currency in their name for the purpose of carrying out the foregoing.

(c) It is hereby clarified that for the purpose of effecting the conversions mentioned in sub-clause (a) above only, the Customers shall not be debited with any exchange commission charged by the Bank when purchasing or selling foreign currency, and the Bank shall bear the payment of the levy on purchasing foreign currency payable to the Treasury, or any other compulsory levy existing at such time.

(d) It is hereby clarified that the rate of the interest on the Credit shall not change following the conversions mentioned in sub-clause (a) above.

11. Mode of Repaying the Credit

All the amounts due or becoming due from the Customers to the Bank on account of the Credit, interest, commissions and expenses shall be paid to the Bank by paying the equivalent thereof in Israeli currency together with linkage differentials to foreign currency as provided by Clause 16 below.

12. Business Day

The provisions of Clause 3 shall also apply in respect of a Credit linked to foreign currency. However, for the purpose of this clause and Clause 13 (b)(2) below, the expression "business day" means - a day on which banks in London carry out interbank transactions in deposits in the currency of the Credit in the London Interbank Euromarket and which is also a day on which the Bank actually effects transactions in the currency of the Credit without limitation in the amounts of the transactions, and on which banking corporations customarily conduct clearing of banking documents.

13. Interest

(a) The provisions of Clause 4 above shall also apply in respect of a Credit linked to foreign currency.

(b) Subject as mentioned in Clause 14 hereof, the rate of interest on the Credit shall be as follows:-

(1) such fixed rate as shall be specified in the Request to Receive the Credit, or, if no such rate has been so specified -

(2) such percentage rate (as specified in the Request to Receive the Credit) above LIBOR.

For the purposes hereof:

The expression "LIBOR" (London Interbank Offered Rate) shall mean the highest rate (rounded up to the nearest 1/8% (one eighth of one percent)) offered in the London Interbank Euromarket at which bank-to-bank deposits in the currency to which the Credit is linked for a tenor equal in duration to the interest period, as quoted at or about 11:00 a.m. (London time) and published by Reuters Information Service.

If the LIBOR rate is not published at any time by the Reuters Information Service, the LIBOR rate shall be determined in the manner above mentioned according to that published by such other information service or publication as shall, in the Bank's opinion, be a suitable substitute for the Reuters publication.

Notwithstanding the foregoing, in the event that the Bank shall determine that it is unable, at any relevant date for determining the LIBOR rate, to raise deposits in the London Euromarket at the rate published as provided above, or in the event that, in the Bank's opinion, no suitable substitute exists for the Reuters publication, then, the LIBOR rate shall, for the purposes of determining such rate hereunder, from time to time, be that determined by the Bank to be the rate available to the Bank for raising inter-bank deposits in the London Euromarket in the currency to which the Credit is linked for a tenor equal in duration to the interest period.

The expression "interest period" shall mean the number of months specified in the Request to Receive the Credit.

The expression "month" refers to a period commencing on any day in a calendar month and ending on the numerically corresponding day in the next calendar month (hereinafter "the Corresponding Day"), and references to "months" shall be construed to refer to a period commencing on any day in a calendar month and ending on the Corresponding Day in the calendar month in which such period ends. However, if the Corresponding Day falls on a day which is not a business day, then such period of a month or months, as the case may be, shall end on the next succeeding business day.

Notwithstanding the aforesaid, if any period shall comence on the last business day of any calendar month, or on a day which has no Corresponding Day in the calendar month in which the period ends, then such period shall end on the last business day of the calendar month in which the period ends.

(3) The Bank shall determine the LIBOR rate two business days prior to the commencement of the first interest period or, at the option of the Bank, on the date on which the first interest period

commences as well as on the date falling two business days prior to the commencement of every other interest period, and on the basis of such determination, the Bank shall compute and determine the rate of interest payable by the Customers on the outstanding balance of the Credit and the rate of interest so determined shall apply as from the beginning of any particular interest period and prevail until the termination thereof.

The expression "business day" shall for the purposes of this subclause only, mean a day which is a day for dealings by and between banks in London in deposits in the currency of the Credit in the London Interbank Euromarket;

(4) Each calculation and determination to be made by the Bank pursuant to paragraphs (2) and (3) above shall be binding upon the Customers.

14. Interest on Arrears

(a) The provisions of Clause 5 above shall also apply to a Credit linked to foreign currency and/or in foreign currency, except that the rate of interest shall be as follows:

(1) such rate as shall be the highest rate out of the rates of interest customarily chargeable by the Bank, from time to time, on loans or credits or overdrafts in Israeli currency linked to the relevant foreign currency and not paid to the Bank on the due date for payment thereof, or at the Bank's option -

(2) interest at such rate as shall exceed by 10% (ten per cent) per annum the highest rate out of the rates of interest customarily chargeable by the Bank, from time to time on loans or credits or overdrafts in Israeli currency linked to the relevant foreign currency, or at the Bank's option -

(3) interest at a rate as shall exceed by 10% (ten per cent) per annum the rate of interest prescribed in the Request to Receive the Credit, or at the Bank's option -

(4) interest at such rate as shall exceed by 13% (thirteen per cent) per annum the LIBOR rate for 24 hour deposits as explained in Clause 13(b) above (and the expression "interest period" therein mentioned shall be construed to mean a period of twenty four hours).

(b) Notwithstanding sub-clause (a) above, in the event any amount due or becoming due to the Bank hereunder has not been paid by the Customers on the date prescribed herein or upon the Bank's first demand as aforesaid, as the case may be, the Bank may collect - in lieu of interest detailed in sub-clause (a) above - Interest at the Maximum Rate in respect of the period commencing from the date on which the Customers were to have paid the above amount until the actual payment thereof. Where the Bank has so elected to collect interest as prescribed by this sub-paragraph, the provisions of Clause 16 hereof shall not apply with respect to such interest and with respect to the sums in respect of which such interest shall be collected, for the period commencing from the date such sums bear Interest at the Maximum Rate.

(c) Where the Bank has prescribed that the interest during the period of arrears shall be that mentioned in one of the sub-clauses above - the Bank shall be entitled to determine, from time to time thereafter, that any rate amongst the foregoing rates shall apply.

15. Bank's right to demand an Increase in Cost or to Accelerate

(a) In the event that the Bank shall at any time determine (each of which determinations shall be binding upon the Customers) that by reason of changes affecting the London Euromarket, the Bank does not have adequate means to determine in a reasonable manner the LIBOR, the Bank shall notify the Customers thereof, and during a period of up to 30 (thirty) days following the giving of such notice by the Bank (such period being hereinafter called "the Negotiating Period") the Bank and the Customers shall negotiate in good faith with a view to reaching an agreement, reduced to writing which shall, in the Bank's opinion, from a financial standpoint, be a suitable substitute for such conditions, and if the Bank and the Customers shall during the Negotiating Period, have entered into a written agreement providing for a substitute basis as aforesaid, then the validity thereof shall be retroactive to, and effective from, the first day of the Negotiating Period.

In the event that the parties shall not have reached agreement in writing, as aforesaid, by the end of the Negotiating Period, then the Bank shall be entitled to refuse to grant the Credit or any part thereof to the Customers; and if the Credit or any part thereof shall already have been granted to the Customers and the parties shall have failed to enter into a written agreement as aforesaid by the end of the Negotiating Period, then the Customers shall prepay to the Bank at the end of the Negotiating Period, without any demand from the Bank, the then unpaid balance of the Credit with interest, save that should any interest payment date fall within the Negotiating Period, then the Customers shall pay to the Bank in lieu of interest as provided in the

Request to Receive the Credit, such sum as shall, in the opinion of the Bank, compensate the Bank for continuing to maintain such Credit, for that part of the Negotiating Period as falls after such date for the payment of interest as aforesaid; and whenever any amount on account of the unpaid balance of the Credit or the amount of such compensation as aforesaid shall not be paid by the Customers to the Bank on the due date for payment thereof as aforesaid, then the Customers shall pay to the Bank thereon such amount as shall, in the opinion of the Bank, be sufficient to compensate it for such period of default plus 10% (ten per cent) per annum of such compensation.

(b) Where at any time as a result of any Change in any Law (as hereinafter defined) or as a result of the compliance with any directive or requirement imposed upon, or with any request made or addressed to, the Bank by the Bank of Israel or any other competent authority or of the fulfillment of any obligation or undertaking by the Bank towards the Bank of Israel or any such other competent authority as aforesaid, whether the compliance with any such directive, requirement or request or the fulfillment of any such obligation or undertaking derives from any Change in any Law or from any agreement made or to be made from time to time between the Bank and the Bank of Israel or such other competent authority as aforesaid, the effect of which is to -

(1) oblige the Bank to hold or to deposit foreign currency or non-Israeli liquid assets or to increase the amount of foreign currency or the value of non-Israeli liquid assets to be held or deposited by the Bank; or

(2) limit or reduce the amounts of credits in foreign currency which the Bank may grant,or continue granting or the amount of foreign currency deposits which the Bank is entitled to deposit with others; or

(3) impose upon or apply to the Bank any requirements (or apply a change in any requirements which, in the Bank's opinion, so far as the Bank is concerned, renders such requirements more onerous) as to ratios between reserves of the Bank on the one hand and credits in foreign currency which the Bank may grant or maintain or non-Israeli assets or the foreign currency deposits which the Bank is entitled to hold or accept on the other hand; or

(4) impose upon or apply to the Bank any conditions or restrictions (or apply any change which, in the Bank's opinion, so far as the Bank is concerned, renders any conditions or restrictions more onerous) in connection with the Euromarket, the Bank's dealings or its activities therein; or

(5) impose upon, apply to, or require from the Bank the payment of any interest, fines, levies, or other payments (or apply any change, which in the Bank's opinion, so far as the Bank is concerned, renders such requirements of payment more onerous):-

and the Bank shall determine that the result of all of these (namely, the aforementioned paragraphs (1), (2), (3), (4), (5) above) or any of them, is to increase the cost or expense to the Bank of granting the Credit, in whole or in part, or of continuing to maintain the Credit, in whole or in part, or to reduce the amount of principal or interest which the Bank is entitled to receive in connection with such Credit, then (namely, where in each of the cases set out in paragraphs (1), (2), (3), (4), (5), above), the Bank shall be entitled to refuse to grant such Credit, in whole or in part, to the Customers (in the event that such Credit shall not already have been granted to the Customers) and in the event that the Bank shall have granted such Credit or any part thereof to the Customers, the Customers shall pay to the Bank, from time to time, each time upon the Bank's first demand, such amount as, in the Bank's opinion, shall compensate the Bank for such increase in cost and expense in connection with such Credit or for such reduction in principal and interest, as aforesaid; and the amount, from time to time, determined by the Bank, by which the Customers are required to compensate the Bank as aforesaid, shall be binding upon the Customers. Save that, if the Bank shall demand from the Customers amounts by way of compensation as mentioned in this paragraph, the Customers shall be entitled to repay to the Bank the entire unpaid balance of the Credit in accordance with a prior approval from the competent authorities in Israel (to the extent that such approval shall be required by law) subject to compliance with all three of the following conditions:-

(aa) the Customers shall deliver to the Bank at least 15 (fifteen) days prior written notice of their intention to repay to the Bank the entire unpaid balance of the Credit (together with interest); and

(bb) the payment of the entire balance of the Credit (with interest) by the Customers shall be effected on an interest payment date (which date

shall not be prior to the expiry of the period of 15 (fifteen) days mentioned in paragraph (aa) above); and

(cc) together with the payment of the unpaid balance of the Credit (with interest) and, in addition thereto, the Customers shall pay to the Bank the amounts by way of compensation as aforesaid in respect of the period commencing from the date of the occurrence of the event as specified in such demand by the Bank, until payment of the entire unpaid balance of the Credit (together with interest).

For the purpose of this Document "Change in any Law" shall mean any change in any country of any applicable law, regulation, order or provision of such country or the interpretation, or changes in the interpretation, of any such law, regulation, order or provision of or by any court, tribunal or any other authority of such country empowered with respect to or which is charged with, the implementation or maintenance of any such law, regulation, order or provision.

(c) If the Bank shall at any time determine (which determination shall be binding upon the Customers) that as a result of any Change in any Law it shall have become unlawful, impossible or impracticable for the Bank to grant the Credit, in whole or in part to the Customers, or, in the event the Credit, in whole or in part, shall already have been granted to the Customers, the continuation of such Credit shall become or has become unlawful, impossible or impracticable, then, (namely, upon any such determination by the Bank), the Bank shall be entitled to refuse to grant such Credit, in whole or in part, to the Customers or, to the extent that such Credit, in whole or in part, shall already have been granted to the Customers, to demand immediate payment by the Customers of the outstanding balance of the Credit with interest and the Customers hereby undertake to repay to the Bank all such sums as aforesaid within 30 (thirty) days of the Bank's first demand therefor, provided always, that such demand shall contain a statement to the effect that the demand is based upon the provisions of this paragraph.

16. Linkage Differentials to Foreign Currency

(a) Payments of the principal and interest of any Credit advanced hereunder, shall be linked to the rate of the relevant foreign currency and for the purpose of calculating the amounts to be converted from time to time into foreign currency as provided by Clause 10(a) above, or for the purpose of effecting payments of the principal and interest of the Credit payable in Israeli currency linked to foreign currency, the amounts of the Credit in Israeli currency and the interest in respect thereof shall be calculated in accordance with the linkage terms of this clause.

(b) In this document - the expression "foreign currency rate" means - the representative rate of the relevant foreign currency published from time to time by the Bank of Israel. In the event the Bank of Israel shall temporarily or permanently cease publishing such rate, the same shall be substituted by the average Bank Leumi Rate (as defined in Clause 41 below) for buying and selling the foreign currency (transfers and cheques) in exchange for Israeli currency, customary in the Bank at the relevant time;

The expression "the new foreign currency rate" means - the foreign currency rate published in respect of the day of actual payment of the relevant principal or interest payment and/or in respect of the date on which the Credit shall be converted as provided by Clause 10(a) above, as the case may be;

The expression "the base foreign currency rate" means - the foreign currency rate published in respect of the day on which the Credit is advanced;

(c) If on the date of actual payment of any principal or interest installment or upon the conversion date, the new foreign currency rate shall be higher than the base foreign currency rate, the Customers shall pay the Bank such payment or the conversion shall be calculated, with the amounts increased proportionately to the rate of the increase of the new foreign currency rate as against the base foreign currency rate. However, if the new foreign currency rate is equal to or lower than the base foreign currency rate, the Customers shall pay such installment to the Bank or to its order or the conversion calculated, according to the base foreign currency rate.

(d) In this document, the expression "linkage differentials", means - the amounts due to the Bank under the linkage terms set out in this clause in excess of the amounts of the principal or interest due or becoming due to the Bank in respect of each Credit.

Section D

Special Terms Applicable to a Credit in Foreign Currency

17. Mode of Repaying the Credit

All the amounts due or becoming due from the Customers to the Bank on account of the Credit, interest, commissions and expenses shall be paid

to the Bank by paying the equivalent thereof in Israeli currency according to the Customary Rate in the Bank on the date of actual payment, save that the Bank shall be entitled to demand the repayment thereof - in whole or in part - in the currency of the Credit.

18. Business Day

The provisions of Clause 3 above shall also apply in respect of a Credit in foreign currency, unless the first business day after the Debit Date falls in the calendar month succeeding that in which the Debit Date occurs, in which case the Debit Date shall be brought forward to the last business day of such calendar month.

For the purpose of this clause and Clause 19 (b) below, the expression "business day" shall be interpreted as defined in Clause 12 above.

19. Interest

(a) The provisions of Clause 4 above shall also apply in respect of a Credit in foreign currency except that the interest shall be calculated in every case according to the number of days elapsed, divided by 360.

(b) Subject to the provisions of Clause 20 below, the interest rate on the Credit shall be as specified in Clause 13 (b) above, except that all references to "bank-to-bank deposits in the currency to which the Credit is linked" shall be read as "bank-to-bank deposits in the currency of the Credit".

20. Interest on Arrears

The provisions of Clause 14 above shall also apply in respect of a Credit in foreign currency, except that all references to "in Israeli currency linked to foreign currency or in the relevant foreign currency" shall be read as "in the currency of the Credit".

21. Bank's right to demand Increase in Cost or Prepayment

The provisions contained in Clause 15 above shall apply to Credits in foreign currency.

Section E
General Terms Applicable to all types of Credits Governed by this Document

22. Events of Default

The Bank shall be entitled, upon the occurrence of any of the events set out hereunder, to demand the immediate payment of the amounts of any Credit in whole or in part, together with linkage differentials, interest accrued thereon and unpaid up to such time, expenses, other charges and commissions accrued and unpaid up to such time as well such other amount as shall, in the opinion of the Bank, compensate the Bank in respect of damage caused to it as a result of such immediate payment:

(a) If the Customers shall fail to pay to the Bank any amount due to it from them, under this document or under the Request to Receive the Credit upon the due date prescribed for payment thereof.

(b) If an attachment shall be levied on the assets of the Customers or any part thereof or execution proceedings shall be instituted against them and such attachment or execution proceedings shall not be discharged within 21 (twenty-one) days.

(c) If a winding-up resolution shall be passed by the Customers or if a petition shall be filed against them for winding-up or for the appointment of any preliminary temporary liquidator, receiver, temporary or otherwise, or for the commencement of rehabilitation proceedings, the grant of an order to receive assets, the filing of a request for receivership against any assets of the Customers or if the Customers shall commit an act of bankruptcy or call a creditors' meeting for the purpose of entering into an arrangement with them, or in the event of the death of the Customers or if the Customers' name shall be struck out from any register maintained by law, or is about to be struck out, or if the Customers are declared legally incompetent.

(d) If any resolution shall be adopted by the Customers (if the Customers are a corporate entity) concerning a merger, as defined in Clause 23 below, or an arrangement, or if the Customers shall breach their obligations according to Clause 23 below in any other manner whatsoever, or if the control in the Customers shall be transferred, without the Customers having received the prior written consent of the Bank thereto. In this clause, the expression "control"shall be as defined in the Securities Law 5728-1968.

(e) If the Customers shall cease production or commercial activities which shall not be resumed within 60 (sixty) days of such cessation.

(f) If the Customers shall be in breach of or fail to perform any of their obligations towards the Bank whether herein contained or under any Request to Receive a Credit or contained in any other document now or hereafter signed by the Customers in favour of the Bank or if it transpires that any warranty or statement whatsoever of the Customers is incorrect or inaccurate.

(g) If, in the Bank's opinion, any material adverse change shall have occurred in the Customers' financial condition, activities or business, or in their financial ratios.

(h) If the Customers shall issue bearer securities without having received the prior written consent of the Bank thereto.

(i) If any event occurs the result of which may entitle any entity, in Israel and/or abroad, under any document signed now or hereafter by the Customers, to accelerate payment of any debts and obligations, in whole or in part, of the Customers with respect to such entity, even if such entity shall not have exercised such right to accelerate payment.

(j) If the Bank shall be of the opinion that an asset, constituting any security which the Bank shall have received from the Customers or on their behalf, has become or is likely to become damaged or has lost or is likely to lose a considerable portion of its value.

(k) If any of the aforesaid events in this clause shall occur, mutatis mutandis, to any guarantor who shall have guaranteed the discharge of the Credit and/or who shall have provided the Bank with any collateral to secure the discharge of the Credit.

23. Prohibition against Merger

The Customers undertake (if the Customers are a corporate body) not to effect, not to undertake to effect and not to take any actions whatsoever to effect a merger with another/other corporation(s) without receiving the Bank's prior written consent thereto. For this purpose, the Customers undertake to provide the Bank with all information and documents needed by the Bank, at the Bank's discretion, with respect to the requested merger, in order that the Bank may determine its position with respect to the merger.

In this document, the expression "merger", means - merger according to the eighth or ninth chapter to the Companies Law 5759-1999 and/or any action which results in the acquisition of the majority of the Customers' assets by another person or corporation, or by which the Customers acquire, directly or indirectly, the majority of another corporation's assets or of another corporation's shares, granting the Customers control of such corporation. In this clause, the expression "control"shall be as defined in the Securities Law 5728-1968.

24. Interest in respect of Legal Proceedings

(a) Without prejudice to Clauses 5, 8, 14 and 20 above, whenever any proceedings shall be instituted by the Bank against the Customers for payment of any amount due or to become due from them to the Bank hereunder and/or under the Request to Receive the Credit, the Bank shall be entitled to claim on such amount in respect of the period commencing on the date of the institution of such proceedings - or at the option of the Bank - for the period commencing on the date such amount becomes due until actual payment in full, interest as follows:

1. In the case of a Credit in Israeli currency unlinked - interest on arrears as mentioned in Clause 5(a) above or Interest at the Maximum Rate as mentioned in Clause 5(b) above.

2. In the case of a Credit linked to the Index - linkage differentials linked to the Index as mentioned in Clause 9 above, and, in addition, interest on arrears as mentioned in Clause 8 (1) above or, at the Bank's option, Interest at the Maximum Rate as mentioned in Clause 8 (2) above.

3. In the case of a Credit linked to foreign currency - linkage differentials linked to the rate of foreign currency as mentioned in Clause 16 above, and, in addition, interest on arrears as mentioned in Clause 14(a) above or, at the Bank's option, Interest at the Maximum Rate as mentioned in Clause 14(b) above.

4. In the case of a Credit in foreign currency - interest on arrears as mentioned in Clause 20 above.

5. In addition, in the event any such claim as aforesaid in respect of any of the above Credits, shall be for the payment of an amount in Israeli currency, the Bank shall be entitled, at its option, to sue for interest and linkage differentials according to the Adjudication of Interest and Linkage Law, 5721-1961, or any other enactment in substitution therefor.

The Customers hereby agree that if the Bank sues for interest, or interest and linkage differentials as mentioned above, the judicial authority shall adjudicate interest, or interest and linkage differentials as above against them.

25. Debiting of the Account/Arrears Account

(a) The Bank shall be entitled, but not obliged, on any date of payment of principal and/or interest and/or additional sums due or becoming due to the Bank hereunder and/or according to the Request to Receive a Credit (hereinafter in this clause referred to as "the Said Payment"), to debit in respect thereof the current account of the Customers be it in Israeli or foreign currency, whether the balance is in credit or overdrawn or shall become overdrawn as a result of such debiting.

b) If, on any date after the debiting of such current account as mentioned in sub-paragraph (a) above, the Bank decides at its discretion (taking into account the operations and other

entries effected or about to be effected to the debit of such account up to and including such date) that such account is insufficient to cover the Said Payment, or any part thereof, and the Bank is not willing to grant an overdraft to the Customers for the purpose of covering the same, the Bank shall be entitled to cancel the debiting of such account in respect of the Said Payment (or such part thereof as shall not be covered as mentioned) and transfer the same to the debit of a separate account in the name of the Customers, either in Israeli or foreign currency, at the choice of the Bank, to be opened by the Bank for such purpose (either within a series of current accounts or in any other series) (hereinafter: "the Separate Account"), even if up to the cancellation of the debit, debits and credits of various kinds have been effected in the current account.

Nothing in the foregoing shall affect the Bank's right to debit any other account of the Customers as mentioned in Clause 30.

26. Accumulation of Interest
All interest mentioned herein, including Interest at the Maximum Rate, accruing each month, or, at the Bank's option accruing due during any other period in respect of which the accumulation of interest shall be permitted by law, shall similarly bear interest at such rate.

27. Prohibition against drawing Cheques
The Customers shall not be entitled to effect any withdrawals from the Account by cheques.

28. Delivery of Books of Account and Resolutions to the Bank and delivery of Bank documents to Third Parties

(a) The Customers undertake to maintain in a permanent manner books of account according to accepted practices and to regularly deliver to the Bank and its representatives all of the balance sheets, documents and information relating to the Customers and any approval,notice or report or any other document which the Customers are required by law to file with the Companies Registrar or with any other Registrar, as the case may be, upon its filing to the Registrar. Furthermore, the Customers undertake to allow the Bank, at all reasonable times, to examine and inspect all books, documents and accounts pertaining to the Customers.

(b) If the Credit or any part thereof shall have been granted to the Customers upon the recommendation of any third party ("the Recommendor"), the Bank shall be entitled to show the Recommendor or its representative the Books of the Bank and any other documents relating to the grant of the Credit, its maintenance, collection and security for the repayment thereof, and to provide the Recommendor or its representative, upon their request, with a true copy of this document and of any other document relating to the grant of the Credit, as well as all other information now or in the future in the Bank's possession concerning the Customers.

29. Additional Cost or Acceleration of Payment
The Bank's right to demand an additional cost or to accelerate payment, as mentioned in sub-clauses 15 (b) and 15 (c) above, shall apply to Credits in NIS, unlinked and/or linked to the Index, mutatis mutandis.

30. Set-off and Lien

(a) The Bank shall have the right of lien over all monies whether in Israeli currency or in foreign currency, due or to become due to the Customers from the Bank in any account, manner or circumstance whatsoever, and over all Bills, shares, bills of lading, documents, moveables or other property of whatsoever type or kind delivered or to be delivered by the Customers or by any third party on the Customers' behalf to the Bank for collection for collateral or for safe custody and over the proceeds thereof, including all rights in relation thereto, and the Bank shall be entitled at all times, without being obliged to notify the Customers in advance thereof, to detain the same until payment of all sums, whether in Israeli currency or in foreign currency, due or to become due to the Bank from the Customers in any account or in any manner or cause (hereinafter - "the Sums Due").

In such event, the Customers shall not be entitled to withdraw the monies in the aforesaid accounts and deposits or to operate the same or to relate to them in any other manner without the consent of the Bank, and the Bank shall be entitled to prevent the Customers from effecting any dispositions whatsoever therein.

Without prejudice to the Bank's right of lien aforementioned and under sub-clause (f) hereof, the Bank shall likewise be entitled (but not obliged), at all times, without being obliged to notify the Customers in advance thereof:-

(1) to set off any sum from the Sums Due against any sum due or to become due to the Customers from the Bank in any account, manner or for any reason whatsoever in any currency whatsoever (even before the maturity date of the amounts due to the Customers from the Bank as aforesaid - against which the set-off shall be made).

(2) to purchase any sum in foreign currency which shall be required for the discharge of any amount of the Sums Due, or to sell any foreign currency standing to the credit of the Customers and to apply the proceeds of such sale in the discharge of the Sums Due, or, depending on the circumstances, for purchasing such other foreign currency as shall be required for the discharge of the Sums Due.

(3) to debit any account of the Customers maintained in the Bank, with any amount of the Sums Due and, whenever the Sum Dues or any part thereof are in connection with credit in foreign currency - to debit any account of the Customers maintained in the currency of the Credit, or any account of the Customers maintained in Israeli currency or other currency with the countervalue thereof (in Israeli currency or such other currency) at the Customary Rate at the Bank prevailing on the date of the debiting of such account as aforesaid.

(b) The Bank shall be entitled to effect a set-off without giving prior notice, but in the following cases the Bank shall be entitled to effect a set-off by giving the Customers prior notice:

(1) In the case of a set-off of sums whose maturity date is not yet due.

(2) In the case of a set-off of a fixed deposit which but for the set-off would be extended or renewed automatically, such that this would affect certain rights or benefits of the Customers. Notwithstanding the aforesaid provisions, if the delay in effecting the set-off might adversely affect the Bank's position or derogate from any of its rights whatsoever - the set-off shall be effected immediately. Furthermore, in the event that a notice shall have been sent and during the prescribed period an attachment or notice of receivership of the Customers or an event of default shall have occurred - the set-off shall be effected immediately.

(c) Any purchase or sale as mentioned in Clause (a) (2) above shall be effected (if it is effected) at theCustomary Rate in the Bank, out of amounts in Israeli currency or out of amounts in foreign currency, as the case may be, standing to the credit of the Customers with the Bank or which shall be received from the realisation of any collateral whatsoever which has been or shall be given to the Bank by, or on behalf of, the Customers.

(d) Any debiting as mentioned in Clause 30 (a) (3) above, and any debiting hereinaftermentioned, shall be effected, (if it is effected), either in an existing account or in an account to be opened for such purpose by the Bank in the name of the Customers, whether such account to be debited be in credit or overdrawn or shall become overdrawn as a result of such debiting as aforesaid; and the debit balance (if any) in such account or deposit so debited shall bear Interest at the Maximum Rate.
However, if as a result of any debiting of foreign currency as aforesaid or as provided hereinafter, any account shall become overdrawn or the debit balance therein shall increase, then, if such account is maintained in Israeli currency, the Bank shall be entitled, at all times, to credit such account and debit with the countervalue thereof any account of the Customers in the relevant foreign currency at the Customary Rate at the Bank prevailing on the date of the debiting of such account in foreign currency as aforesaid; and if such account is maintained in foreign currency, the Bank shall be entitled, at all times, to credit such account and to debit with the countervalue thereof any account of the Customers in Israeli currency at the Customary Rate at the Bank on the date of the debiting of such account as aforesaid.

(e) The Customers hereby declare that they are aware that whenever the Bank shall exercise such rights of set-off before the date of maturity of any amount in the deposits of the Customers, changes may occur to the detriment of the Customers in everything pertaining to their rights in respect of or relating to such amount (such as, with respect to rates of interest, linkage differentials, exchange rate differentials, rights to bonuses or to loans, exemption or reduction from income tax and deductions at source) and the Bank shall be entitled to deduct, from the amounts in the deposits, commissions, expenses and payments for the time being customary in the Bank with respect to the breaking of deposits by customers.

(f) In the event of any attachment being imposed over any asset of the Customers held by the Bank or over any amount becoming due to the Customers from the Bank - then the Bank shall have a right of lien with respect to such asset or amount, as the case may be, until the removal of such attachment provided that the right of lien under this sub-paragraph shall apply solely with respect to assets and sums the aggregate amount of which shall not exceed the unpaid balance of the Sums Due as existing from time to time. The Bank's right of lien (if any) under this sub-clause shall be in addition to its rights under sub-clauses (a) through (e) above.

31. Collateral and Security

There shall serve as security for the full and punctual payment of the Sums Due or to become due from the Customers to the Bank hereunder or under the Request to Receive the Credit, all securities and collateral of any kind whatever given or to be given, from time to time, to the Bank by the Customers, or by any third party for the Customers.

Whenever it shall come to the knowledge of the Bank that any asset serving as security as aforesaid has deteriorated or is likely to deteriorate or has lost or is likely to lose a substantial amount of its value, or an event has occurred which might reduce the financial capacity of any guarantor which has guaranteed to the Bank payment of all or any of the amounts due or to become due to the Bank as aforesaid, the Customers shall furnish to the Bank forthwith upon its first demand therefor, additional securities or collateral, satisfactory to the Bank.

The aforesaid in this clause is in addition to and does not derogate from the Bank's right to demand the immediate payment of the Credit according to Clause 22.

32. Commissions and Expenses

(a) Commissions in connection with the Account or any other account of the Customers, the operations connected thereto, the various services including the preparation of legal documents, attachments which shall be levied on the Account and orders or decisions of the court or of other competent authorities which shall be served in connection with the Accounts, shall, according to the tariff which shall be customary in the Bank, from time to time, be debited to the Account in which the operation is effected, or be debited to the account in foreign currency connected thereto, or to any other account of the Customers as the Bank shall decide, on such dates as shall be customary from time to time in the Bank. The commissions tariff shall be available in the branch for the Customers' inspection.

(b) The Bank shall be entitled to debit the Account or any other account of the Customers as aforesaid, with any reasonable expense incurred by the Bank in connection with the Credit, and with commissions in connection with the Credit and the various services, and without derogating from the generality of the foregoing, in respect of the despatch of telexes, telephone calls, etc.

33. Right to Debit Account

In any event that the Bank is entitled to debit the Customers' Account, the Bank shall be entitled to do so whether the Account is in credit or is overdrawn or shall become overdrawn as a result of the aforesaid debit.

34. Legal Proceedings

(a) All expenses in connection with the stamping of this document and the collaterals and securities mentioned in Clause 31 above, and all expenses relating to the exercise of rights to recover the debts due or becoming due under this document or under the Request to Receive the Credit, including legal fees relating to any suit or exercise of the collaterals and securities mentioned in Clause 31 above, and including fees of the Bank's lawyers, shall be borne by the Customers. The amount of the lawyers' fees applicable shall be as determined by judgment or decision of a court and in the absence thereof, as agreed between the Bank and the Customers and, in the absence of such agreement, according to the minimum tariff of charges whether the same is binding or not, and if the minimum tariff is abolished, such lawyers' fees as are reasonable in the circumstances of the case.

The Customers shall pay the Bank, forthwith upon its first demand, all expenses as aforesaid together with Interest at the Maximum Rate, as defined below, in respect of the period commencing from the date the same is incurred by the Bank as aforesaid, until the date of the actual payment thereof; and interest as above accruing due each month or for such other period as is customary in the Bank from time to time - shall similarly bear such interest.

(b) The Bank and the Customers hereby agree that the exclusive place of jurisdiction for all purposes of this document shall be the Court in the city nearest to the branch in which the Account is maintained, amongst the following: Jerusalem, Tel-Aviv, Haifa, Beer Sheva, Nazareth or Eilat, or, at the plaintiffs' election, the court nearest to the branch in which the Account is maintained.

(c) In addition to the foregoing, the Bank shall be entitled to debit any account of the Customers maintained with it, whether or not mentioned in this document, with any amount due to it from the Customers as a result of any suit or demand or proceeding specified above.

(d) The Bank shall be entitled to divide its claims for payment of the Sums Due or becoming due to it from the Customers, whether deriving from one or several causes of action, and to claim payment of such amounts so that each part shall constitute a separate cause of action by the Bank, independent of every other part.

35. Books of the Bank, Notices and Certificates

(a) All Entries in the Books of the Bank shall be deemed correct and shall serve as prima facie

proof in all their particulars; and copies of such Entries or of an extract of such Entries, or of the last page of such Entries - certified by the Bank on copies of such Entries, extract or the last page as aforesaid or in a separate document shall serve as prima facie proof of the existence of such Entries and of the correctness of the details contained in such copy.

(b) The Customers shall examine every copy statement of account, notice and letter sent or delivered to them in any manner by the Bank, or through any automatic device, and shall furnish their observations (if any) thereon in writing to the Bank within 60 (sixty) days of the date of delivery or despatch thereof by the Bank.

Copies of any account, notice or letter delivered to the Customers through any automatic device shall be deemed to have been delivered to the Customers by the Bank.

The correctness of every detail recorded in any such copy statement of account, notice or letter with respect to which no written observations of the Customers reach the Bank within the period mentioned above, shall be deemed to have been approved by the Customers to the Bank.

(c) A written certificate of the Bank concerning the rates of interest, Interest at the Maximum Rate, the Customary Rate at the Bank or the Bank's commissions, during the period or periods to which such certificate relates, shall serve as prima facie proof thereof.

36. <u>Exemption of the Bank from liability under certain circumstances</u>

(a) The Customers release the Bank from all liability in respect of any damage or loss, expenses and payments likely to be incurred by the Customers, directly or indirectly:

(1) As a result of circumstances over which the Bank has no control, or as a result of any strike, organized disturbance, sanctions or similar occurrences by all or any of the employees of the Bank, or as a result of any lock-out, in one or more of the Bank's branches or offices; or

(2) As a result of the Bank's reasonable use of various means of communication such as mail, telephone, telex, facsimile or any other system of communication or conveyance, whether private or public, and as a result of any loss, delay, misunderstanding, defacement or spoilage by reason of such use, save that the Bank shall not be released if the Customers prove that such damage, loss or expense resulted from the Bank's negligence.

(b) Furthermore, the Customers agree that whenever the Bank shall be held liable for any reason whatsoever for damage, loss, expense or other payment as aforesaid, the Bank shall compensate them only in respect of direct damage caused to them as aforesaid.

37. <u>Address for despatch of Mail</u>

The Customers' address for the purpose of the despatch of mail, including for the service of legal proceedings in Israel, is the address set out above as being the address for the despatch of mail, or such other address in Israel as the Customers shall advise the Bank in writing, on the Bank's form, a copy of which, signed by the Bank, shall have been delivered to the Customers or sent by registered mail, receipt whereof shall have been acknowledged by the Bank to the Customers in writing.

All notices or demands, copy statements of account or any other document of whatsoever kind (including any negotiable instrument) may be sent or delivered by the Bank to the Customers by ordinary mail or by any other method it may select (including through an automatic machine or computer terminal). Any notice or demand, copy statement of account or other document of any kind (including any negotiable instrument) sent by the Bank by ordinary mail to the Customers at their address aforementioned, shall be deemed to have been received by the Customers 72 hours from the date of despatch thereof. A certificate in writing by the Bank concerning such delivery or despatch as aforesaid and the date thereof, shall serve as prima facie proof regarding the despatch, delivery and time therein mentioned.

38. <u>Transfer of Rights</u>

(a) The Customers shall not be entitled to transfer to another/others their rights under this document and/or under the Request to Receive the Credit and/or under any of the documents mentioned therein or connected therewith and/or in any account, without receiving the Bank's prior written consent thereto. Nothing in the foregoing provisions of this clause, shall derogate from any other provision in this document containing a complete prohibition on the transfer of rights in any account.

(b) The Bank and its successors shall be entitled, at any time, to transfer its rights under this document, or part thereof, to a third party, without requiring the Customers' consent thereto.

39. <u>Waivers and/or Compromises</u>

(a) No waiver by the Bank, and no compromise or other arrangement whatsoever with the

Bank shall bind the Bank unless made in writing.

(b) A waiver by the Bank in favour of the Customers in respect of a prior breach of or non-compliance with any one or more of the terms of this document shall not be construed as justification or excuse for a further breach of, or non-compliance with, any of the terms of this document; and the forbearance of the Bank from the exercise of any right granted to it under this document or at law shall not be construed as a waiver of any such right.

40. Technical Changes in Number of the Account and the division thereof

The terms of this document, the securities and the other collateral shall not be derogated from, if, for any reason, the Bank shall change the number of the Account either by adding digits or in any other manner, and they shall continue to apply also with respect to the Account under its new number. For the avoidance of doubt, it is hereby expressly stated that the Bank shall be entitled to change the Account number or transfer the balance therein whether in credit or overdrawn, to any other account, whether existing or a new account to be opened for such purpose, in the event that in its opinion, such change shall be required or desirable for office, administrative or technical reasons.

Furthermore, the Bank shall be entitled to divide the Account into two or more accounts if the state of the Account justifies it.

41. Definitions

In this document, the following expressions shall have the following meanings, unless otherwise defined elsewhere in any clause:

(a) "Bill" means - any promissory note, bill of exchange, cheque, drawing, payment order and any type of negotiable instrument whatsoever.

(b) "Books of the Bank" shall be construed to include - any book, book of account, statement of account, copy statement of account, loan agreement, letter of undertaking, Bill signed by the Customers, card index, ledger sheet, spool, any means of data storage for purposes of electronic computers and any other means of data storage.

(c) "Business Day" means - a day on which principal banking business is transacted, and on which banking corporations customarily conduct clearing of banking documents.

(d) "Business Day in Foreign Currency" means - a day on which the Bank carries on transactions in the relevant foreign currency without restriction in the amounts of the transactions, and on which banking corporations customarily conduct clearing of banking documents.

(e) "Entries" shall be construed to include - any entry or copy thereof, whether recorded or copied in handwriting or by typewriter, and whether recorded or copied by any lithographic method, duplication, photography (including microfilm or microfiche) or by means of any mechanical, electric or electronic machine or by means of electronic computer entries or any other method of entries recording or presenting words or figures or any other symbols whatsoever customary in banks.

(f) the "Bank" - shall include each and every one of the Bank's branches or offices, whether in Israel or abroad, and all its successors, representatives and assigns.

(g) "Law" - shall mean as defined in the Interpretations Law, 5741-1981, and any other law, regulation, order, instruction, demand or request of a governmental body including provisions, permits and instructions of the Bank of Israel, as shall apply from time to time.

(h) "Customary Rate at the Bank" means - the "Agreed Rate" or the "Bank Leumi Rate", as defined below, as determined by the Bank from time to time, taking into consideration the type and amount of the purchase or sale of the relevant foreign currency.

However, the Customers shall be entitled to request the Bank, within a reasonable period in advance, to effect the said purchase or sale at the "Agreed Rate" instead of at the "Bank Leumi Rate", and if it is the Bank's practice at that time to execute operations of the type and in the amount of the purchase or sale of the relevant foreign currency at the "Agreed Rate", the said purchase or sale shall be effected at the "Agreed Rate".

Exchange rate commission and all taxes, levies, compulsory or other payments and the like shall apply to any such purchase or sale.

(i) "Agreed Rate", with respect to any purchase or sale of foreign currency by the Customers in exchange for Israeli currency means the exchange rate for the purchase or sale of transfers and checks or banknotes, as the case may be, last determined by the Bank prior to executing the said purchase or sale for operations of similar type and amount, and which the Customers have agreed shall apply to such purchase or sale.

(j) "Bank Leumi Rate", with respect to any sale of foreign currency by the Customers, means

- the rate to be determined by the Bank on the relevant date as the "Bank Leumi Rate", at which the Bank purchases the relevant foreign currency from its customers in exchange for Israeli currency.

And with respect to any purchase of foreign currency by the Customers or debiting of the Customers' account in Israeli currency in the countervalue of the foreign currency - it means the rate to be determined by the Bank on the relevant date as the "Bank Leumi Rate", at which the Bank sells the relevant foreign currency to its customers in exchange for Israeli currency.

(k) "Interest at the Maximum Rate" means - the highest rate of interest customary in the Bank, from time to time, with respect to debit balances in current credit accounts unpaid to the Bank on their due date.

42. Amendments to the terms of this document
The Bank shall be entitled from time to time to amend the terms of this document or to add new provisions by giving not less than 14 (fourteen) days' prior written notice thereof to the Customers; provided that such amendment or new provisions shall only apply to the Customers after the period of the abovementioned notice.

43. Bank's Exemption from Obligations of a Holder of a Bill
The Customers hereby release the Bank in respect of every Bill signed or endorsed by the Customers, from all the duties of a holder of a Bill (such as, presentment for acceptance or payment, protest, giving notice of non-acceptance or dishonor) and hereby waive any right to plead prescription in respect of every such Bill as aforementioned.

44. Release of the Bank from payment demand
In each of the following cases:

(a) If an attachment shall be levied on any of the assets of the Customers or any of them, or if execution proceedings shall be instituted against any of the Customers;

(b) If a winding-up resolution shall be passed by any the Customers, or if a petition shall be filed against any of them for winding-up, or for the appointment of a receiver over their assets, or for the appointment of a permanent/temporary liquidator, preliminary temporary liquidator, permanent/temporary receiver, or for the commencement of rehabilitation proceedings;

(c) If any of the Customers shall commit an act of bankruptcy, or a request for bankruptcy shall be served against any of them;

(d) If any of the Customers shall call a creditors' meeting for the purpose of entering into an arrangement with any of them;

whether the aforesaid acts shall have been instituted by the Customers themselves or by a third party, then all loans and credits granted, now or in the future, by the Bank to the Customers, shall immediately become payable, without the need for any demand from the Bank. In the event that, at the request of the Customers, the Bank shall have issued guarantees and indemnities - the Customers shall become obliged, without the need for any demand from the Bank, to immediately pay the Bank all amounts which the Bank or the Bank's correspondents shall have undertaken to pay under any guarantee/ indemnity issued at the Customers' request, even prior to the Bank or the correspondents being required to pay the same; unless the Bank shall expressly notify the Customers in writing otherwise.

It is clarified that nothing in this clause shall derogate from or prejudice any other obligations of the Customers to the Bank.

45. Governing Law
This document and the documents referred to therein or connected thereto shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

46. Status of the Signatories to this document
(a) The provisions of this document shall apply to all the Customers who have actually signed the same, jointly and severally. If additional names appear amongst the names of the Customers, the provisions of this document shall apply only to those who have signed the same, and any reference to "Customers" herein, shall relate solely to those Customers who have actually signed the document.

The foregoing shall similarly apply if one or more of those persons whose names appear above as "the Customers", have not signed the document at all.

(b) Every right conferred now or hereafter upon the Bank against the Customers herein shall be deemed to have been conferred upon the Bank both with respect to the Customers jointly, against any number of the Customers and against each of them severally. Every reference to "the Customers" herein shall be deemed to relate to the Customers jointly, to any number of them and to each of them severally.

47. Singular and Plural Language
If this document be signed by one Customer every reference herein insofar as it relates to the Customers shall be deemed to have been written in the singular.

48. Headings

The headings to the clauses herein contained are for ease of reference only and are not to be taken into account in the interpretation of the terms of this document.

IN WITNESS WHEREOF

the Customers have signed this document on the date first above written

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